FLEMING EMERGING MARKETS DEBT FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
01/16/03	Dominican Republic

Shares            Price         Amount
320,000 	  $100.00	$320,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.39        N/A	 0.05%	           0.11%

Broker
JP Morgan Securities

Underwriters of Dominican Republic

Underwriters*      	             Principal Amount*
                                      $600,000

*Principal amount of underwriters were not available at time of filing.


FLEMING EMERGING MARKETS DEBT FUND
Section 10f-3 Transactions


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
6/4/03  	Ukraine Government

Shares            Price         Amount
200,000  	  $100.00      $200,000
                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.49       N/A 	 0.03%	            0.10%

Broker
UBS AG

Underwriters of Ukraine Government

Underwriters*     	              Principal Amount*
                                        $800,000,000

*Principal amounts of Underwriters were
not available at time of filing